3Q15 Quarterly Supplement October 14, 2015 © 2015 Wells Fargo & Company. All rights reserved. Exhibit 99.2

Wells Fargo 3Q15 Supplement 1  Appendix Pages 22-29 - Real estate 1-4 family first mortgage portfolio 23 - Real estate 1-4 family junior lien mortgage portfolio 24 - Consumer credit card portfolio 25 - Auto portfolios 26 - Student lending portfolio 27  Common Equity Tier 1 under Basel III (Fully Phased-In) 28  Forward-looking statements and additional information 29 Table of contents  3Q15 Results - 3Q15 Highlights Page 2 - Year-over-year results 3 - Balance Sheet and credit overview (linked quarter) 4 - Income Statement overview (linked quarter) 5 - Loans 6 - Broad-based, year-over-year loan growth 7 - Deposits 8 - 3Q15 Revenue diversification 9 - Net interest income 10 - Noninterest income 11 - Noninterest expense and efficiency ratio 12 - Community Banking 13 - Wealth and Investment Management 14 - Wholesale Banking 15 - Credit quality 16 - Capital 17 - 3Q15 Summary 18  Recent Announcements 19-21 - Recent transaction announcements 20 - CDF and Vendor Finance announcement (cont’d) 21 Wells Fargo defines its operating segments by product type and customer segment. Effective third quarter 2015, we realigned our asset management business from Wholesale Banking to Wealth and Investment Management (WIM) (formerly Wealth, Brokerage and Retirement) and realigned our reinsurance business from WIM and our strategic auto investments from Community Banking to Wholesale Banking. Results for these operating segments were revised for prior periods to reflect these realignments.

3Q15 Highlights



Wells Fargo Net Income
($ in millions, except EPS)
5,729
5,709
5,804
5,719
5,796
$1.02
$1.02
$1.04
$1.03
$1.05
3Q14
4Q14
1Q15
2Q15
3Q15
Diluted earnings per common share

- Earnings of $5.8 billion
- Diluted earnings per common share of $1.05
- Revenue up 3% both year-over-year (YoY) and linked quarter (LQ)
  - Net interest income up 5% YoY and 2% LQ
  - Noninterest income up 1% YoY and 4% LQ
- Strong loan and deposit growth
  - Average loans up 7% YoY and 3% LQ
  - Average deposits up 6% YoY and 1% LQ
- Credit quality remained solid with net charge-offs of 31 bps of average loans
- Pre-tax pre-provision profit (PTPP) [(1)] up 6% YoY and 7% LQ
- Strong capital position
  - Common Equity Tier 1 ratio under Basel III (fully phased-in) of 10.7% at 9/30/15 [(2)]
  - Returned $3.2 billion to shareholders through common stock dividends and net share repurchases

(1) Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes PTPP is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle.
(2) 3Q15 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 28 for additional information regarding the Common Equity Tier 1 capital ratio.

Wells Fargo 3Q15 Supplement 2

Wells Fargo 3Q15 Supplement 3 Year-over-year results Pre-tax Pre-provision Profit (1) ($ in billions) Net Income ($ in billions, except EPS) Diluted earnings per common share Period-end Loans ($ in billions) Period-end Deposits ($ in billions) Revenue ($ in billions) 21.2 21.9 3Q14 3Q15 775.8 849.2 63.1 54.0838.9 903.2 3Q14 3Q15 Non-strategic/liquidating loans Core Loans 5.7 5.8 3Q14 3Q15 1,130.6 1,202.2 3Q14 3Q15 5,215.0 5,108.5 3Q14 3Q15 $1.02 $1.05 9.0 9.5 3Q14 3Q15 (1) Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. Period-end Common Shares Outstanding (shares in millions)

Wells Fargo 3Q15 Supplement 4 Balance Sheet and credit overview (linked quarter) Loans  Core loans (1) increased $17.1 billion on broad-based organic growth  Non-strategic/liquidating portfolio (1) decreased $2.4 billion Short-term investments/ Fed funds sold  Up $22.6 billion primarily reflecting deposit growth Trading assets  Down $6.3 billion reflecting lower volumes Investment securities  Up $4.3 billion as gross purchases of ~$19 billion were largely offset by maturities, amortization and sales Deposits  Up $16.4 billion as strong customer growth was partially offset by $2.7 billion lower mortgage escrow balances Long-term debt  Up $5.5 billion on $10.6 billion of issuances Short-term borrowings  Up $5.1 billion on higher repurchase agreement balances Common stock outstanding  Common shares outstanding down 36.8 million on net share repurchases Credit  Provision expense of $703 million, up $403 million reflecting the absence of a reserve release (2) in the quarter vs. $350 million reserve release in 2Q15 - Net charge-offs of $703 million, or 31 bps, up $53 million primarily driven by seasonally higher auto losses Period-end balances. All comparisons are 3Q15 compared with 2Q15. (1) See page 6 herein and page 32 of the press release announcing our 3Q15 results for additional information regarding the non-strategic/liquidating portfolio, which consists of Pick-a-Pay, liquidating home equity, legacy WFF indirect auto, legacy WFF debt consolidation, and legacy Wachovia commercial & industrial, commercial real estate, and other PCI loan portfolios. (2) Provision expense minus net charge-offs.

Wells Fargo 3Q15 Supplement 5 Income Statement overview (linked quarter) Total revenue  Revenue of $21.9 billion, up $557 million Net interest income  NII up $187 million reflecting growth in securities and loans, as well as one additional day in the quarter  NIM down 1 bp to 2.96% Noninterest income  Noninterest income up $370 million - Deposit service charges up $46 million on seasonality - Card fees up $23 million reflecting account growth - Mortgage banking down $116 million on lower retail originations and lower commercial real estate capital markets activity - Market sensitive revenue (1) up $210 million as higher equity gains were offset by lower gains on debt securities and trading - Other income up $406 million reflecting the impact of lower interest rates on debt hedging results (hedge ineffectiveness), higher income on investments accounted for under the equity method and the gain on sale of the Warranty Solutions business Noninterest expense  Noninterest expense down $70 million - Personnel expense down $188 million as lower employee benefits expense offset higher salaries expense reflecting one additional day in the quarter - Outside professional services up $36 million on project-related spend - Insurance expense down $61 million on seasonality - All other includes $126 million Wells Fargo Foundation contribution expense Income tax  32.5% effective income tax rate in 3Q15 All comparisons are 3Q15 compared with 2Q15. (1) Consists of net gains from trading activities, debt securities and equity investments.

Loans


Period–end Loans Outstanding
($ in billions)
838.9
63.1
4.29%
775.8
862.6
60.8
4.27%
801.8
861.2
58.6
4.19%
802.6
888.5
56.4
4.20%
832.1
903.2
54.0
4.11%
849.2
3Q14
4Q14
1Q15
2Q15
3Q15
Core loans
Non-strategic/liquidating loans (1)
Total average loan yield

Period-end

- Core loans grew $73.4 billion, or 9%, YoY and were up $17.1 billion, or 2%, LQ
  - Commercial loans up $9.4 billion LQ on broad-based growth
    - C&I loans up $7.4 billion
    - CRE loans up $2.1 billion and included $354 million from the 2Q15 purchase of loans from GE Capital
  - Consumer loans up $7.7 billion LQ on growth in first mortgage, auto, credit card and security-based lending
- Non-strategic/liquidating loans [(1)] down $9.1 billion YoY and $2.4 billion LQ

Average

- Total average loans of $895.1 billion up $61.9 billion YoY and $24.7 billion LQ on broad-based growth and included the benefit of 2Q15 quarter-end GE Capital loan purchase and related financing
- Total average loan yield of 4.11%, down 9 bps LQ as commercial loan growth at lower spreads and lower PCI loan resolutions and loan fees were partially offset by higher swap income
  - Core loan yield was down 7 bps

(1) See page 32 of the press release announcing our 3Q15 results for additional information regarding the non-strategic/liquidating portfolio, which consists of Pick-a-Pay, liquidating home equity, legacy WFF indirect auto, legacy WFF debt consolidation, and legacy Wachovia commercial & industrial, commercial real estate, and other PCI loan portfolios.

Wells Fargo 3Q15 Supplement
6

Wells Fargo 3Q15 Supplement 7 24 29 34 39 44 49 54 59 3Q14 3Q15 Automobile 10 14 18 22 26 30 3Q14 3Q15 Credit Card 150 160 170 180 190 200 210 220 230 3Q14 3Q15 Core 1-4 Family First Mortgage (1) 100 105 110 115 120 125 130 135 140 145 150 3Q14 3Q15 Commercial Real Estate 200 220 240 260 280 300 3Q14 3Q15 Commercial and Industrial Broad-based, year-over-year loan growth  Nonconforming mortgage growth  Disciplined origination activity  New account growth and 4Q14 portfolio acquisition ($ in billions)  Broad-based growth Period-end balances. (1) See page 23 for additional information.  2Q15 GE Capital loan portfolio acquisition and organic growth

Wells Fargo 3Q15 Supplement 8 Deposits Average  Deposits up $71.8 billion, or 6%, YoY and $13.6 billion, or 1%, LQ - Noninterest-bearing deposits up $33.9 billion, or 11%, YoY and $4.0 billion, or 1%, LQ - Interest-bearing deposits up $37.9 billion, or 5%, YoY and $9.6 billion, or 1%, LQ  Average deposit cost of 8 bps, stable LQ and down 2 bps YoY Period-end  Total period-end deposits of $1.2 trillion up $71.6 billion, or 6%, YoY and $16.4 billion, or 1%, LQ, as growth in customer deposits reflecting seasonality and customer growth was partially offset by lower mortgage escrow balances  Primary consumer checking customers (1) up 5.8% YoY  Primary small business and business banking checking customers (1) up 5.0% YoY Average Deposits and Rates ($ in billions) Average deposit cost Period-end Deposits ($ in billions) (1) Data as of August 2015, comparisons with August 2014; customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposits. 1,130.6 1,185.8 1,202.2 3Q14 2Q15 3Q15 819.1 847.4 857.0 308.0 337.9 341.9 1,127.1 1,185.3 1,198.9 3Q14 2Q15 3Q15 Noninterest-bearing deposits Interest-bearing deposits 0.10% 0.08% 0.08%

Wells Fargo 3Q15 Supplement 9 Balanced Spread and Fee Income Diversified Fee Generation (% of noninterest income) 3Q15 Revenue diversification 48% 52% Net Interest Income Noninterest Income 4% 9% 1% 0% 4% 9% 6% 2% 1% 1% 1% 2% 3% 9% 3% 8% 24% 13% Lease Income and All Other Noninterest Income Net Gains from Equity Investments Net Gains on Debt Securities Net Gains (Losses) from Trading Insurance Mortgage Originations/Sales, net Mortgage Servicing, net All Other Fees Letters of Credit CRE Brokerage Commissions Cash Network Merchant Processing Charges and Fees on Loans Card Fees Investment Banking Trust and Investment Management Brokerage Advisory, Commissions and Other Deposit Service Charges $21.9 billion Deposit Service Charges 13% Card Fees 9% Total Mortgage Banking 15% Insurance 4% Net Gains (Losses) from Trading 0% Total Trust & Investment Fees 35% Total Other Fees 10% Net Gains from Equity Inv. 9% Lease Income and All Other Noninterest Income 4% Net Gains on Debt Securities 1%

Wells Fargo 3Q15 Supplement 10  Net interest income up $516 million YoY and $187 million LQ primarily reflecting growth in loans and securities  Average earning assets up $19.8 billion, or 1%, LQ - Loans up $24.6 billion - Investment securities up $11.7 billion - Mortgages and loans held for sale up $0.6 billion - Trading assets down $0.4 billion - Short-term investments/fed funds sold down $17.0 billion  NIM of 2.96% down 1 bp from 2Q15 on: - All other Balance Sheet repricing, growth and mix = 5 bps - Variable income = (3) bps - Customer-driven deposit growth = (3) bps Net interest income Net Interest Income ($ in millions) Net Interest Margin (NIM) 10,941 11,180 10,986 11,270 11,457 3Q14 4Q14 1Q15 2Q15 3Q15 3.06% 3.04% 2.95% 2.97% 2.96%

Noninterest income

($ in millions)		3Q15	vs 2Q15		vs 3Q14
Noninterest income					
Service charges on deposit accounts	$	1,335	4	%	2
Trust and investment fees					
Brokerage advisory, commissions and other fees		2,368	(1)		2
Trust and investment management		843	(2)		(2)
Investment banking		359	(20)		(3)
Card fees		953	2		9
Other fees		1,099	(1)		1
Mortgage banking		1,589	(7)		(3)
Insurance		376	(18)		(3)
Net gains (losses) from trading activities		(26)	n.m.		n.m.
Net gains on debt securities		147	(19)		(42)
Net gains from equity investments		920	78		29
Lease income		189	22		38
Other		266	n.m.		76
Total noninterest income	$	10,418	4	%	1



10,272
10,263
10,292
10,048
10,418
3Q14
4Q14
1Q15
2Q15
3Q15

- Deposit service charges up $46 million LQ on seasonality
- Trust and investment fees down $140 million driven by lower investment banking and asset-based fees
- Mortgage banking down $116 million on 11% lower residential origination volumes and lower commercial mortgage activity
- Insurance down $85 million on seasonality and lower crop insurance premiums
- Trading gains down $159 million and included lower deferred compensation gains and lower customer accommodation trading
  - ($214) million in deferred compensation investment income (P&L neutral) vs. ($4) million in 2Q15
- Gains on sale of debt securities down $34 million and included $54 million higher OTTI primarily reflecting marks on energy sector investments
- Gains from equity investments up $403 million reflecting strong results from a number of venture capital, private equity and other investments
- Other income up $406 million reflecting impact of lower interest rates on debt hedging results (hedge ineffectiveness), higher income on investments accounted for under the equity method and a gain on the sale of the Warranty Solutions business

Wells Fargo 3Q15 Supplement 11

Noninterest expense and efficiency ratio (1)

($ in millions)	3Q15	vs 2Q15	vs 3Q14
Noninterest expense			
Salaries	$ 4,035	3 %	3
Commission and incentive compensation	2,604	-	3
Employee benefits	821	(26)	(12)
Equipment	459	(2)	-
Net occupancy	728	3	-
Core deposit and other intangibles	311	-	(9)
FDIC and other deposit assessments	245	10	7
Outside professional services (2)	663	6	(3)
Other (2)	2,533	2	4
Total noninterest expense	$ 12,399	(1) %	1



12,248
12,647
12,507
12,469
12,399
57.7%
59.0%
58.8%
58.5%
56.7%
3Q14
4Q14
1Q15
2Q15
3Q15
Efficiency Ratio

- Noninterest expense down $70 million LQ
  - Personnel expense down $188 million
    - Salaries up $99 million reflecting one additional day in the quarter
    - Employee benefits expense down $285 million
      - ($208) million in deferred compensation expense vs. $3 million in 2Q15
  - Outside professional services (2) up $36 million on higher project spend
  - Other expense (2) up $53 million
    - Operating losses stable as litigation accruals remained elevated
    - Advertising expense down $34 million
    - Insurance expense down $61 million on seasonally lower crop insurance
    - All other included $126 million Wells Fargo Foundation contribution expense
- 3Q15 efficiency ratio of 56.7%
- Expect to operate at the higher end of the targeted efficiency ratio range of 55%-59% for full year 2015

(1) *Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.*

(2) *The sum of Outside professional services expense and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 18 and 19 of the press release.*

Wells Fargo 3Q15 Supplement 12

Community Banking [1]

($ in millions)		3Q15	vs 2Q15		vs 3Q14
Net interest income	$	7,822	2	%	5
Noninterest income		5,796	17		8
Provision for credit losses		658	81		42
Noninterest expense		7,219	1		2
Income tax expense		1,861	9		16
Segment net income	**$**	**3,686**	**10**	**%**	**7**
($ in billions)					
Avg loans, net	$	511.0	1		3
Avg core deposits		690.5	1		7

($ in billions)		3Q15		2Q15	3Q14
Regional Banking					
Primary consumer checking customers [2][3]		5.8	%	5.6	4.9
Primary business checking customers [2][3]		5.0		5.2	5.6
Retail Bank household cross-sell [2][4]		6.13		6.13	6.15
Debit card purchase volumes (POS)	$	70.7		70.9	65.5

($ in billions)		3Q15		vs 2Q15		vs 3Q14
Consumer Lending						
Credit card purchase volumes (POS)	$	18.3		3	%	15
Credit card penetration [2][5]		42.9	%	25	bps	320
Home Lending						
Applications	$	73		(10)	%	14
Application pipeline		34		(11)		36
Originations		55		(11)		15
Residential HFS production margin [6]		1.88	%	13	bps	18

- Net income of $3.7 billion, up 7% YoY and 10% LQ

Regional Banking [2]

- Primary consumer checking customers [3] up 5.8% YoY
- Primary small business and business banking checking customers [3] up 5.0% YoY
- Retail bank cross-sell of 6.13 [4] products per household
- Debit card purchase dollar volume of $70.7 billion, up 8% YoY reflecting strength in transaction volumes

Consumer Lending

- Credit card penetration [2][5] rose to 42.9%, up from 42.6% in 2Q15 and 39.7% in 3Q14
- Consumer auto originations of $8.3 billion, up 10% YoY and 2% LQ on seasonality
- Mortgage originations of $55 billion, down 11% LQ and up 15% YoY
  - 66% of originations were for purchases, compared with 54% in 2Q15
  - 1.88% residential held for sale production margin [6]

(1) Please see page 1 for information on operating segment revisions.
(2) Metrics reported on a one-month lag from reported quarter-end; for example 3Q15 data as of August 2015 compared with August 2014.
(3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
(4) August 2015 Retail Bank household cross-sell ratio includes the impact of the sale of government guaranteed student loans in 4Q14.
(5) Household penetration as of August 2015 and defined as the percentage of Retail Bank households that have a credit card with Wells Fargo.
(6) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 3Q15 Supplement 13

Wealth and Investment Management [1]

($ in millions)		3Q15	vs 2Q15		vs 3Q14
Net interest income	$	887	7	%	18
Noninterest income		2,991	(5)		(2)
Reversal of provision for credit losses		(6)	(40)		(76)
Noninterest expense		2,909	(4)		(1)
Income tax expense		371	3		10
Segment net income	**$**	**606**	**3**	**%**	**10**
($ in billions)					
Avg loans, net	$	61.1	3		16
Avg core deposits		163.0	2		6

($ in billions, except where noted)		3Q15	vs 2Q15	vs 3Q14
Key Metrics:				
WIM Client Assets [2] *($ in trillions)*	$	1.6	(5) %	(3)
Brokerage and Wealth Cross-sell [3]		10.52	-	1
Retail Brokerage				
Financial Advisors		14,988	(1)	(1)
Managed account assets	$	409	(6)	-
Client assets *($ in trillions)*		1.4	(5)	(4)
Wealth Management				
Client assets		218	(3)	(1)
Wells Fargo Asset Management				
Total AUM [4]		480	(2)	(1)
Advantage Funds AUM		225	(3)	(4)
Retirement				
IRA Assets		344	(6)	(3)
Institutional Retirement Plan Assets [5]		330	(5)	(2)

- Net income of $606 million, up 10% YoY and up 3% LQ
- Net interest income up 7% LQ; average loans up 3% and average core deposits up 2%
- Noninterest income down 5% LQ primarily driven by lower gains on deferred compensation plan investments and lower asset-based fees
- Noninterest expense down 4% LQ primarily driven by lower deferred compensation plan expense and lower litigation accruals

Key metrics:

- Retail Brokerage managed account assets of $409 billion, down 6% LQ and flat YoY
  - Brokerage managed account assets fees priced at beginning of quarter, reflecting 6/30/2015 market valuations
- Wealth Management client assets down 3% LQ and 1% YoY
- Wells Fargo Asset Management total AUM [4] down $4 billion YoY as fixed income net client inflows were more than offset by equity and stable value outflows
- Institutional Retirement Plan Assets down 5% LQ and 2% YoY [5]

(1) Please see page 1 for information on operating segment revisions.
(2) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Advantage Funds holdings and deposits.
(3) 3Q15 data as of August 2015.
(4) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.
(5) Year-over-year percentage changes reflect revision of prior periods to conform with current period classification of Institutional Retirement Plan Assets.

Wells Fargo 3Q15 Supplement 14

Wholesale Banking [1]

($ in millions)		3Q15	vs 2Q15		vs 3Q14
Net interest income	$	3,128	-	%	2
Noninterest income		2,442	(11)		(6)
Provision for credit losses		45	n.m.		n.m.
Noninterest expense		3,036	-		1
Income tax expense		722	(16)		(13)
Segment net income	**$**	**1,772**	**(13)**	**%**	**(8)**
($ in billions)					
Avg loans, net	$	363.1	6		15
Avg core deposits		311.3	2		12

($ in billions)		3Q15	vs 2Q15		vs 3Q14
Key Metrics:					
Cross-sell [2]		7.3	-	%	1
Commercial card spend volume [3]	$	6.3	-		11
U.S. investment banking market share % [4]		4.2 %			

(1) Please see page 1 for information on operating segment revisions.
(2) Cross-sell reported on a one-quarter lag.
(3) Includes commercial card volume for the entire company.
(4) Year-to-date through September. Source: Dealogic U.S. investment banking fee market share.

- Net income of $1.8 billion, down 8% YoY and 13% LQ
- Net interest income flat LQ as growth in earning assets was offset by lower loan resolution income
  - Average loans were up 15% YoY and 6% LQ on broad-based growth, as well as the benefit of 2Q15 quarter-end GE Capital loan purchase and related financing transaction
- Noninterest income down 11% LQ driven by lower investment banking, sales and trading, equity gains and insurance
- Noninterest expense flat LQ as lower variable incentive compensation was offset by higher operating losses

Cross-sell

- Cross-sell of 7.3 products per relationship [2], stable LQ

Treasury Management

- Commercial card spend volume [3] of $6.3 billion, up 11% YoY
- Treasury management revenue up 1% LQ and up 9% YoY reflecting new product sales and repricing

Investment Banking

- U.S. investment banking market share of 4.2% vs. 4.4% in 3Q14 [4]

Wells Fargo 3Q15 Supplement 15

Credit quality



Provision Expense and Net Charge-offs
($ in millions)
368
668
485
735
608
708
300
650
703 703
0.32%
0.34%
0.33%
0.30%
0.31%
3Q14
4Q14
1Q15
2Q15
3Q15
Provision Expense
Net Charge-offs
Net charge-off rate



Nonperforming Assets
($ in billions)
16.2
2.8
13.4
15.5
2.6
12.9
14.8
2.3
12.5
14.4
2.0
12.4
13.3
1.8
11.5
3Q14
4Q14
1Q15
2Q15
3Q15
Nonaccrual loans
Foreclosed assets

- Provision expense of $703 million, up $403 million from 2Q15 reflecting the absence of a reserve release (1) in the quarter
- No reserve release (1) in the quarter, compared with a $350 million release in 2Q15, as continued improvement in residential real estate was offset by higher commercial reserves reflecting deterioration in the energy sector
- Net charge-offs of $703 million, up $53 million, or 8%, LQ on seasonally higher auto losses
- 0.31% net charge-off rate
  - Commercial losses of 8 bps, up 2 bps LQ
  - Consumer losses of 53 bps, stable LQ
- NPAs declined $1.1 billion LQ
  - Nonaccrual loans declined $906 million on broad-based declines
  - Foreclosed assets declined $191 million
- Early stage delinquencies in the consumer portfolio of 1.17% increased 8 bps LQ on seasonality and declined 14 bps YoY
- Allowance for credit losses = $12.6 billion
  - Allowance covered 4.5x annualized 3Q15 net charge-offs
  - Future allowance levels may increase or decrease based on a variety of factors, including loan growth, portfolio performance and general economic conditions

(1) Provision expense minus net charge-offs.

Wells Fargo 3Q15 Supplement
16

Wells Fargo 3Q15 Supplement 17 Capital Position  Capital remained strong  Common Equity Tier 1 ratio under Basel III (fully phased-in) of 10.7% at 9/30/15 (1) Capital Return  Period-end common shares outstanding down 36.8 million LQ - Purchased 51.7 million common shares - Issued 14.9 million common shares  Our strong capital levels allowed us to continue to return capital to shareholders - Returned $3.2 billion to shareholders in 3Q15 - Net payout ratio of 60% (2) Capital (1) 3Q15 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 28 for additional information regarding capital ratios. (2) Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock. 10.4% 10.5% 10.6% 10.7% 4Q14 1Q15 2Q15 3Q15 Estimated Common Equity Tier 1 Ratio under Basel III, Fully Phased-In (1)

Wells Fargo 3Q15 Supplement 18 3Q15 Summary  Solid earnings of $5.8 billion, up 1% from 3Q14 - Diluted EPS of $1.05, up 3%  Solid returns - ROA = 1.32% - ROE = 12.62%  Strong loan and deposit growth - Period-end loans up $64.3 billion, or 8%, YoY with core loans up $73.4 billion, or 9%, on broad-based growth - Period-end deposits up $71.6 billion, or 6%, YoY  Diversified and high quality loan portfolio - Credit quality remained strong with net charge-offs of 0.31% (annualized), down from 0.32% a year ago - Maintained our risk and pricing discipline  Strong capital levels while returning $3.2 billion to shareholders through common stock dividends and net share repurchases in 3Q15  Highly liquid balance sheet has provided flexibility to add duration with investment securities purchases, as well as with recent transaction announcements

Recent Announcements

Wells Fargo 3Q15 Supplement 20 Recent transaction announcements (1) As of June 30, 2015. Railcar purchase  9/30/15 announced agreement to purchase GE Railcar Services from GE Capital, expected to close in 1Q16 - 77,000 railcars and just over 1,000 locomotives, as well as associated operating and long-term leases will be added to existing fleet • Railcars subject to operating leases recorded in Other Assets (operating lease assets), long-term leases recorded in lease financing loans - Will make First Union Rail the second largest railcar and locomotive leasing company in North America, up from #5 currently Commercial Distribution Finance (CDF) and Vendor Finance purchase  10/13/15 announced agreement to purchase GE Capital’s CDF and Vendor Finance businesses, as well as certain commercial loans and leases from their Corporate Finance business - Total assets of approximately $32 billion with approximately 3,000 team members (1) - Strategic rationale: • Predominantly U.S. and Canada-based assets • Market leadership • Relationship oriented • Solid cross-sell opportunity • Diversified both by industry and geography • Compatible risk discipline with WFC

CDF and Vendor Finance announcement (continued)

~ $32 billion in Assets, ~ 90% of loans and leases U.S. and Canada-based		
Commercial Distribution Finance (market leader in customized shorter-term inventory financing to fund flow of finished durable goods from manufacturers to dealers)	**Vendor Finance** (provides vendors and dealer financing programs for manufacturers and dealers of all sizes, and their customers)	**Other Corporate Finance Loans & Leases** (provides senior secured asset-based loans as well as equipment leases and loans to middle-market customers)
Total assets ~ $13 billion (1)	Total assets ~ $9 billion (1)	Total assets ~ $10 billion (1)
Customers: ~ 2,000 OEMs and 40,000 dealers - 80% U.S. and Canada	Customers: 40+ equipment OEMs; 3,300 dealers; and over 160,000 end-user borrowers	Customers: 200 lending and 3,400 leasing customers
Industries served: motorsports, marine, RV, outdoor products, electronics & appliances, technology	Industries served: office imaging, construction, technology / industrials	Industries served: food & beverage, retail, forestry, oil & gas, marine, automotive, aerospace and construction
2014 volume: $49.9 billion	2014 originations: $6.7 billion	

- Expected to close in 1Q16
- Anticipated financial considerations
  - Neutral to modestly accretive in 2016 due to transition-related costs
  - Expect minimal impact to liquidity position
    - Medium to long-term: funding through anticipated growth in deposits
    - Short-term: likely increase in borrowings to preserve liquidity position
  - Strong capital position provides capacity to acquire these assets
  - Loans and leases to be recorded at fair value inclusive of a lifetime credit loss mark – will not require a build in Allowance for Credit Losses at close
- Due diligence
  - Wells Fargo has conducted extensive due diligence on these portfolios
  - Over 600 Wells Fargo team members have been involved in the evaluation and diligence
  - Key customer consent process underway

(1) As of June 30, 2015.

Wells Fargo 3Q15 Supplement 21

Appendix

Wells Fargo 3Q15 Supplement 23 Real estate 1-4 family first mortgage portfolio  Core first lien up $5.5 billion, or 3%, LQ reflecting nonconforming mortgage originations - Nonconforming mortgage loans increased $9.0 billion to $132.0 billion (2) - First lien home equity lines of $16.4 billion, down $230 million  Strong core first lien credit performance - Nonaccrual loans down $378 million, or 22 bps, LQ - Net charge-offs down $1 million LQ to 5 bps  Pick-a-Pay non-PCI portfolio - Loans of $20.9 billion down 4% LQ driven by loans paid-in-full - Nonaccrual loans decreased $139 million, or 5%, LQ - Net charge-offs down $4 million LQ on improved portfolio performance and lower severities - Current average LTV of 59% (3) (1) Non-strategic and liquidating loan portfolios primarily consist of Pick-a-Pay and PCI loans acquired from Wachovia and certain portfolios from legacy Wells Fargo Home Equity and Wells Fargo Financial. (2) Nonconforming mortgages originated post February 2009. (3) The current loan-to-value (LTV) ratio is calculated as the net carrying value divided by the collateral value. ($ in millions) 3Q15 2Q15 Real estate 1-4 family first mortgage: Core portfolio $ 220,313 214,831 Non-strategic and liquidating loan portfolios (1) 50,998 53,037 Total real estate 1-4 family first mortgage portfolio $ 271,311 267,868 Nonaccrual loans $ 3,223 3,601 as % of loans 1.46% 1.68 Net charge-offs $ 28 29 as % of average loans 0.05% 0.05 Nonaccrual loans $ 4,202 4,444 as % of loans 8.24% 8.38 Net charge-offs $ 34 38 as % of average loans 0.26% 0.28 Core first lien mortgage Non-strategic and liquidating first lien mortgage portfolio

Wells Fargo 3Q15 Supplement 24 Real estate 1-4 family junior lien mortgage portfolio  Junior lien mortgage loans down 3% LQ as new originations were more than offset by paydowns  Core junior nonaccruals down $88 million, or 6%, LQ  Core junior net charge-offs of $79 million, or 59 bps, flat LQ (1) Non-strategic and liquidating loan portfolios primarily consist of PCI loans acquired from Wachovia and certain portfolios from legacy Wells Fargo Home Equity and Wells Fargo Financial. ($ in millions) 3Q15 2Q15 Core portfolio $ 52,077 53,456 Non-strategic and liquidating loan portfolios (1) 2,515 2,708 Total real estate 1-4 family junior lien mortgage portfolio $ 54,592 56,164 Nonaccrual loans $ 1,509 1,597 as % of loans 2.90% 2.99 Net charge-offs $ 79 79 as % of average loans 0.59% 0.58 Nonaccrual loans $ 103 113 as % of loans 4.10% 4.18 Net charge-offs $ 10 15 as % of average loans 1.56% 2.18 Core junior lien mortgage Non-strategic and liquidating junior lien mortgage portfolio Real estate 1-4 family junior lien mortgage:

Wells Fargo 3Q15 Supplement 25 Consumer credit card portfolio  Credit card outstandings up 4% LQ and 14% YoY reflecting account growth and growth in private label and co-brand outstandings driven by the Dillard’s card portfolio acquisition in 4Q14 - Credit card household penetration (2) of 42.9%, up 25 bps LQ and 320 bps YoY reflecting continued new account growth and the card portfolio acquisition - Purchase dollar volume up 3% LQ and 15% YoY, while POS transactions up 4% LQ and 18% YoY reflecting growth in the account base, as well as the card portfolio acquisition  Net charge-offs down $27 million, or 50 bps, LQ and down 16 bps YoY on portfolio growth (1) Includes consumer credit card as well as certain co-brand and private label relationship new account openings. (2) Household penetration as of August 2015 and defined as the percentage of Retail Bank households that have a credit card with Wells Fargo. ($ in millions) 3Q15 2Q15 Credit card outstandings $ 32,286 31,135 Net charge-offs 216 243 as % of avg loans 2.71% 3.21 Key Metrics: Purchase volume $ 18,260 17,677 POS transactions (millions) 264 253 New accounts (1) 720,977 685,108 Penetration (2) 42.9% 42.6

Wells Fargo 3Q15 Supplement 26 Auto portfolios (1) Consumer Portfolio  Auto outstandings of $59.2 billion up 2% LQ and 7% YoY - 3Q15 originations of $8.3 billion up 2% LQ and 10% YoY  Nonaccrual loans declined $3 million LQ and $20 million YoY  Net charge-offs were up $44 million LQ driven by seasonality, and flat YoY - September Manheim index of 124.8, up 1% LQ and up 3% YoY  30+ days past due increased $201 million, or 30 bps, LQ reflecting seasonality and increased $159 million, or 14 bps, YoY on portfolio aging Commercial Portfolio  Loans of $9.2 billion down 1% LQ and up 8% YoY (1) The consumer auto portfolio includes the liquidating legacy Wells Fargo Financial indirect portfolio of $11 million. ($ in millions) 3Q15 2Q15 Auto outstandings $ 56,223 54,831 Nonaccrual loans 120 122 as % of loans 0.21% 0.22 Net charge-offs $ 110 66 as % of avg loans 0.79% 0.49 30+ days past due $ 1,246 1,047 as % of loans 2.22% 1.91 Auto outstandings $ 2,941 2,970 Nonaccrual loans 3 4 as % of loans 0.10% 0.13 Net charge-offs $ 2 2 as % of avg loans 0.31% 0.23 30+ days past due $ 14 12 as % of loans 0.48% 0.40 Commercial Auto outstandings $ 9,169 9,272 Nonaccrual loans 16 16 as % of loans 0.17% 0.17 Net charge-offs $ - - as % of avg loans n.m. % n.m. Indirect Consumer Direct Consumer

Wells Fargo 3Q15 Supplement 27 Student lending portfolio Private Portfolio  $12.3 billion private loan outstandings up 2% LQ due to seasonality and up 3% YoY - Average FICO of 765 and 80% of the total outstandings have been co-signed - Originations up 11% YoY  Net charge-offs decreased $4 million LQ due to seasonality of repayment and increased $3 million, or 6 bps, YoY  30+ days past due increased $26 million LQ on seasonality and $11 million YoY ($ in millions) 3Q15 2Q15 Private Portfolio Private outstandings $ 12,289 12,016 Net charge-offs 33 37 as % of avg loans 1.09% 1.22 30 days past due $ 241 215 as % of loans 1.96% 1.79

Wells Fargo 3Q15 Supplement 28 Common Equity Tier 1 under Basel III (Fully Phased-In) Wells Fargo & Company and Subsidiaries COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1) Estimated (in billions) Sep 30, 2015 Jun 30, 2015 Mar 31, 2015 Dec 31, 2014 Total equity $ 194.0 190.7 190.0 185.3 Noncontrolling interests (0.9) (1.1) (1.2) (0.9) Total Wells Fargo stockholders’ equity 193.1 189.6 188.8 184.4 Adjustments: Preferred stock (21.0) (20.0) (20.0) (18.0) Goodwill and other intangible assets (2) (28.7) (29.1) (28.9) (29.0) Investment in certain subsidiaries and other (1.5) (0.6) (0.9) (0.7) Common Equity Tier 1 (Fully Phased-In) under Basel III (1) (A) 141.9 139.9 139.0 136.7 Total risk-weighted assets (RWAs) anticipated under Basel III (3)(4) (B) $ 1,329.5 1,325.6 1,326.3 1,310.5 Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (4) (A)/(B) 10.7% 10.6 10.5 10.4 (1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position. We have included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants. (2) Goodwill and other intangible assets are net of any associated deferred tax liabilities. (3) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2015 is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30, 2015 was calculated under the Basel III Standardized Approach RWAs, and the capital ratio for March 31, 2015 and December 31, 2014 was calculated under the Basel III Advanced Approach RWAs. (4) The Company’s September 30, 2015 RWAs and capital ratio are preliminary estimates.

Wells Fargo 3Q15 Supplement 29 Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2015 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014. Purchased credit-impaired loan portfolio: Loans that were acquired from Wachovia that were considered credit impaired were written down at acquisition date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of the combined company are not comparable to a portfolio that does not include purchased credit-impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 31 of the press release announcing our 3Q15 results for additional information regarding the purchased credit-impaired loans.